Exhibit 99.1

Medford, Wisconsin - February 6, 2004

Mid-Wisconsin Financial Services, Inc. (OTCBB: MWFS.OB), today announced net income of $991,000 or $0.59 basic and diluted earnings per share for the fourth quarter ended December 2003 as compared to $1.2 million or $0.71 per share for the fourth quarter 2002. Book value increased to $20.03 per share at December 31, 2003 compared to $19.11 at December 31, 2002.

Operating results for the fourth quarter ended December 31, 2003 generated an annualized return on average assets of 1.07% and return on average equity of 11.92%. Comparable ratios for the same quarter last year were return on average assets of 1.38% and return on average equity of 15.45%.

Mid-Wisconsin Financial Services, Inc. is a one-bank holding company that operates Mid-Wisconsin Bank headquartered in Medford, Wisconsin with eleven retail locations serving central and northern Wisconsin markets in Taylor, Clark, Eau Claire, Lincoln, Marathon, Price and Oneida counties. In addition to traditional loan and deposit products, the Bank provides trust services, discount and full-service brokerage services, and pension plan administration.

Year-to-date net income was $4.1 million or $2.41 basic and diluted earnings per share, compared to $4.5 million or $2.65 per share at December 31, 2002. Operating results for the year generated a return on average assets of 1.10% and return on average equity of 12.44% compared to 2002 return on average assets of 1.30% and return on average equity of 14.56%.

2004 ECONOMIC OUTLOOK

The new branch established in Weston, Wisconsin during February 2003 has generated over $11 million in loans and $9 million in deposits during its first eleven months of operation. This growth has surpassed initial projections and Weston will begin to contribute to net income during 2004.

The repositioning of the Company's asset-liability position during 2003 should contribute to increased net interest income in 2004 and the future as interest rates rise. The Company anticipates 2004 earnings will exceed 2003.

NET INTEREST INCOME

Net interest income decreased $157,000 from $3.5 million for the quarter ended December 31, 2002 to $3.3 million for the fourth quarter ended December 31, 2003 due to the compression of the net interest margin. The net interest margin was 3.98% for the fourth quarter 2003 down 35 basis points from 4.33% from the comparable quarter last year. The Company has experienced compressed interest margins as existing loans and securities are repricing at today's significantly lower rates while deposit rates remain near their floors. During 2003 Company's management took a proactive asset-liability position to write the majority of new and renewed loans at variable rates. This move resulted in the decrease of the current interest rate margin. Management felt this was a hedge to protect the Company's asset-sensitive balance sheet in a rising rate environment. Management expects the net interest margin to remain at current levels but widen as interest rates begin to rise. The average yield on earning assets has decreased 80 basis points from 6.76% at December 31, 2002 to 5.96% at December 31, 2003. The cost of interest bearing liabilities declined 40 basis points from 2.74% at December 31, 2002 to 2.34% at December 31, 2003.

NON INTEREST INCOME

Non interest income was $673,000 during the fourth quarter of 2003, a decrease of $67,000 from the same quarter last year. During the fourth quarter 2002 the Bank received a $107,000 settlement from the broker that serviced the Bank's brokerage business in 2001. Excluding this item, noninterest income increased $40,000 for the fourth quarter 2003 due to gains on sale of mortgage loans to the secondary market.

OPERATING EXPENSES

For the quarter ended December 31, 2003, non interest expense increased $144,000 or 6.0% over the same quarter last year. The Company incurred additional occupancy expense during 2003 from the start-up of a new branch located in Weston, Wisconsin. During the fourth quarter additional expenses were incurred for repossessed property and other real estate owned.

Total assets increased 2.0% to $375.2 million at December 31, 2003 compared to $368.0 million at December 31, 2002. Total loans increased 5.4% during 2003 to $269.4 million while deposits increased 4.8% to $287.6 million from December 31, 2002.

This press release, including those relating to the growth of the Company and future interest rates, are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in this release. Among other things, these risks and uncertainties include the strength of the economy, the effects of government policies, including, in particular, interest rate policies, and other risks and assumptions described under "Cautionary Statement Regarding Forward Looking Information" in Item 1 of the Company's Form 10-K for the year ended December 31, 2002. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

SUMMARY FINANCIAL DATA

                         Mid-Wisconsin Financial Services, Inc.
                           Summary Financial Data (unaudited)
                      (amounts in thousands, except per share data)
                                             Three Months Ended         Twelve Months Ended
                                          December 31,  December 31,  December 31,  December 31,
                                               2003          2002          2003          2002
STOCKHOLDERS' DATA
Basic and diluted earnings per share          $0.59         $0.71         $2.41         $2.65
Dividends per share                           $0.22         $0.22         $1.28         $1.28
Book value per share                         $20.03        $19.11        $20.03        $19.11
Average common shares outstanding             1,685         1,683         1,685         1,692
KEY RATIOS
Return on average assets                       1.07%         1.38%         1.10%         1.30%
Return on average equity                      11.92%        15.45%        12.44%        14.56%
Net interest margin                            3.98%         4.33%         3.97%         4.43%
Efficiency ratio                              61.92%        55.31%        59.96%        56.05%
CREDIT QUALITY
Net charge-offs to average loans               0.04%         9.00%         0.12%         0.12%
Loan loss reserve to period-end loans          1.01%         1.06%         1.01%         1.06%
STOCK PRICE INFORMATION
High                                         $29.00        $27.25        $29.00        $28.33
Low                                           28.50         27.20         27.25         26.00
Market price at period end                    28.50         27.25         28.50         27.25

                       Mid-Wisconsin Financial Services, Inc.
                         Summary Financial Data (unaudited)
                    (amounts in thousands, except per share data)

                                                                Three Months Ended          Twelve Months Ended
                                                            December 31,  December 31,  December 31,  December 31,
                                                                 2003          2002          2003          2002
INCOME STATEMENT
Interest income                                                $4,916        $5,303       $19,962       $21,385
Interest expense                                                1,605         1,835         6,864         7,582
Net interest income                                             3,311         3,468        13,098        13,803
Provision for loan losses                                          60           120           457           625
Net interest income after provision for loan losses             3,251         3,348        12,641        13,178
Noninterest income
   Service fees                                                   201           211           824           850
   Trust service fees                                             167           124           708           643
  Net realized gain on sale of securities available for sale                                                 17
   Investment product commissions                                  84           176           420           437
   Other operating income                                         221           229         1,029           729
Total noninterest income                                          673           740         2,981         2,676
Noninterest expenses
   Salaries and employee benefits                               1,404         1,345         5,604         5,441
   Occupancy                                                      308           298         1,241         1,116
   Data processing and information systems                         95           103           413           418
   Goodwill and purchased core deposit amortization                78            73           310           290
   Other operating expenses                                       676           598         2,452         2,323
Total noninterest expense                                       2,561         2,417        10,020         9,588
Income before provision for income taxes                        1,363         1,671         5,602         6,266
Provision for income taxes                                        372           483         1,544         1,783
Net income                                                       $991        $1,188        $4,058        $4,483

                       Mid-Wisconsin Financial Services, Inc.
                             Summary Financial Data
                   (amounts in thousands, except per share data)
                                                            December 31,  December 31,
                                                                 2003          2002
 BALANCE SHEET                                                (audited)     (audited)
ASSETS
Cash and due from banks                                        $13,694       $15,484
Interest-bearing deposits in other financial institutions          614            19
Federal funds sold                                               1,628        11,826
Securities available for sale -At fair value                    77,988        76,322
Federal Home Loan Bank stock (at cost)                           2,154         2,000
Loans held for sale                                                331           791
Loans receivable, net of allowance for loan losses of
  $2,732 in 2003 and $2,702 in 2002                            266,373       252,236
Accrued interest receivable                                      1,614         1,717
Premises and equipment                                           5,596         5,488
Intangible assets                                                  564           874
Goodwill                                                           295           295
Other assets                                                     4,374           988
Total assets                                                  $375,225      $368,040

LIABILITIES AND STOCKHOLDERS' EQUITY
Noninterest-bearing deposits                                   $39,949       $38,108
Interest-bearing deposits                                      247,700       236,384
  Total deposits                                               287,649       274,492

Short-term borrowings                                           11,294        18,040
Long-term borrowings                                            40,000        40,000
Accrued interest payable                                         1,206         1,294
Accrued expenses and other liabilities                           1,312         2,028
Total liabilities                                              341,461       335,854

Stockholders' equity:
  Common stock-Par value $.10 per share:
      Authorized      -  6,000,000 shares
      Issued & outstanding - 1,685,550 shares in 2003
      and 1,684,475 shares in 2002                                 169           168
Additional paid-in capital                                      10,976        10,942
Retained earnings                                               21,714        19,813
Accumulated other comprehensive income                             905         1,263
Total stockholders' equity                                      33,764        32,186
Total liabilities and stockholders' equity                    $375,225      $368,040